Exhibit 10.2

ASSIGNMENT OF CONTRACT

FOR VALUE RECEIVED, the undersigned Assignor hereby assigns, transfers and sets over to ValueRich, Inc. (Assignee) all rights, title and interest held by the Assignor in and to the following described contract:

-Contract with Realty Advisors and Ginn-LA Wilderness, LTD. Regarding the purchase by Realty Advisors of a total of 83 lots at Tesoro Preserve, Port St. Lucie, Florida currently owned by Ginn-LA Wildnerness, LTD.

The Assignor warrants and represents that said contract is fully assignable.

The Assignee hereby assumes and agrees to perform all the remaining and executor obligations of the Assignor under the contract and agrees to indemnify and hold the Assignor harmless from any claim or demand resulting from non-performance by the Assignee.

The Assignee shall be obligated to fund all monies required to be paid and expended under the contract, which obligations are also assigned hereunder.  In exchange for Realty Advisors assigning all its rights in the contract to Assignee, Assignee will reimburse assignor all its due diligence expenses and a sum of $135,000 at closing.  In addition, Assignor will retain full control of the builder’s program and equally split any and all royalty fees with Assignee, Assignor will have the exclusive right to do all the infrastructure work that remains to be completed at Tesoro Preserve, and Assignor will receive 20 percent of the stock owned by Joseph Visconti in ValueRich, Inc.  Assignee will have complete management control relative to the management and sale of the 83 lots and will have full control of all sales proceeds relative to said 83 lots.  Any other agreement between the parties will be outlined in a fully executed document at a later date.

The Assignor warrants that the contract is without modification, and remains on the terms contained.

The Assignor further warrants that it has full right and authority to transfer said contract and that the contract rights herein transferred are free of lien, encumbrance or adverse claim.

This assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Signed this 24th day of December, 2009

Assignor
Assignee